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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES IBONDS DEC 2022 TERM MUNI BOND ETF (IMUN22)
    ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
    BlackRock National Municipal Fund of BlackRock Municipal Bond Fund, Inc. (BR-NATL)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                        08-09-2017
Offering Commencement:

Security Type:                 BND/MUNI

Issuer                         City of Philadelphia, Pennsylvania Gas Works
                               Revenue Bonds Fifteenth Series

Selling Underwriter            Morgan Stanley & Co. LLC

Affiliated Underwriter(s)      [X] PNC Capital Markets LLC
                               [_] Other:

List of Underwriter(s)         Merrill Lynch, Pierce, Fenner & Smith,
                               Incorporated, Morgan Stanley & Co. LLC, Loop
                               Capital Markets LLC, PNC Capital Markets LLC,
                               The Williams Capital Group, L.P., Raymond
                               James & Associates,Inc., Piper Jaffray & Co

TRANSACTION DETAILS

Date of Purchase               08-09-2017

Purchase Price/Share         $116.663 Total Commission, Spread or Profit 0.437%
(PER SHARE / % OF PAR)       $114.876
                             $114.327

1.  Aggregate Principal Amount Purchased (a+b)                     $ 17,350,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $ 16,600,000

    b.  Other BlackRock Clients                                    $    750,000

2.  Aggregate Principal Amount of Offering                         $273,140,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.06352

                                                                    Page 1 of 2

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:       Dipankar Banerjee                       Date:  08-15-2017
                    --------------------------------------         -----------
                    Global Syndicate Team Member

Approved by:        Steven DeLaura                          Date:  08-15-2017
                    --------------------------------------         -----------
                    Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                   DEFINITION
Fund Ratio                             Number appearing at the bottom of page
                                       1 of 2 of the Rule 10f-3 Report form.
                                       It is the sum of the Funds'
                                       participation in the offering by the
                                       Funds and other accounts managed by
                                       BlackRock divided by the total amount
                                       of the offering.

Eligible Foreign Offering              The securities are sold in a public
                                       offering conducted under the laws of a
                                       country other than the United States and

                                       (a) the offering is subject to
                                           regulation in such country by a
                                           "foreign financial regulatory
                                           authority," as defined in
                                           Section 2(a)(50) of the Investment
                                           Company Act of 1940;

                                       (b) the securities were offered at a
                                           fixed price to all purchasers in
                                           the offering (except for any rights
                                           to purchase securities that are
                                           required by law to be granted to
                                           existing security holders of the
                                           issuer);

                                       (c) financial statements, prepared and
                                           audited as required or permitted by
                                           the appropriate foreign financial
                                           regulatory authority in such
                                           country, for the two years prior to
                                           the offering, were made available
                                           to the public and prospective
                                           purchasers in connection with the
                                           offering; and

                                       (d) if the issuer is a "domestic
                                           issuer," i.e., other than a foreign
                                           government, a national of any
                                           foreign country, or a corporation
                                           or other organization incorporated
                                           or organized under the laws of any
                                           foreign country, it (1) has a class
                                           of securities registered pursuant
                                           to section 12(b) or 12(g) of the
                                           Securities Exchange Act of 1934 or
                                           is required to file reports
                                           pursuant to section 15(d) of that
                                           act, and (2) has filed all the
                                           material required to be filed
                                           pursuant to section 13(a) or 15(d)
                                           of that act for a period of at
                                           least 12 months immediately
                                           preceding the sale of securities
                                           (or for such shorter period that
                                           the issuer was required to file
                                           such material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                                   DEFINITION
Eligible Municipal Securities          The securities:

                                       (a) are direct obligations of, or
                                           obligations guaranteed as to
                                           principal or interest by, a State
                                           or any political subdivision
                                           thereof, or any agency or
                                           instrumentality of a State or any
                                           political subdivision thereof, or
                                           any municipal corporate
                                           instrumentality of one or more
                                           States, or any security which is
                                           an industrial development bond
                                           (as defined in section 103(c)(2)
                                           of Title 26) the interest on
                                           which is excludable from gross
                                           income under certain provisions
                                           of the Internal Revenue Code;

                                       (b) are sufficiently liquid that they
                                           can be sold at or near their
                                           carrying value within a
                                           reasonably short period of time;
                                           and

                                       (c) either

                                           (1) are subject to no greater
                                               than moderate credit risk; or

                                           (2) if the issuer of the
                                               municipal securities, or the
                                               entity supplying the revenues
                                               or other payments from which
                                               the issue is to be paid, has
                                               been in continuous operation
                                               for less than three years,
                                               including the operation of
                                               any predecessors, the
                                               securities are subject to a
                                               minimal or low amount of
                                               credit risk.

                                       Also, purchases of municipal
                                       securities may not be designated as
                                       group sales or otherwise allocated to
                                       the account of any prohibited seller
                                       (i.e., an affiliated underwriter).

Eligible Rule 144A Offering            The securities are sold in an
                                       offering where

                                       (a) the securities are offered or
                                           sold in transactions exempt from
                                           registration under Section 4(2)
                                           of the Securities Act of 1933,
                                           Rule 144A thereunder, or
                                           Rules 501-508 thereunder;

                                       (b) the securities were sold to
                                           persons that the seller and any
                                           person acting on behalf of the
                                           seller reasonably believe to
                                           include qualified institutional
                                           buyers, as defined in Rule 144A
                                           ("QIBs"); and

                                       (c) the seller and any person acting
                                           on behalf of the seller
                                           reasonably believe that the
                                           securities are eligible for
                                           resale to other QIBs pursuant to
                                           Rule 144A.

Government Securities Offering         The security is issued or guaranteed
                                       as to principal or interest by the
                                       United States, or by a person
                                       controlled or supervised by and
                                       acting as an instrumentality of the
                                       Government of the United States
                                       pursuant to authority granted by the
                                       Congress of the United States; or any
                                       certificate of deposit for any of the
                                       foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

TERM                                    DEFINITION
U.S. Registered Public Offering.        The securities offered are registered
                                        under the Securities Act of 1933 that
                                        are being offered to the public.